UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and (c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 31, 2011, Richard Gaumer resigned as Orion Energy Systems, Inc.’s (the “Company”) Chief Accounting Officer and Executive Vice President of Operations to pursue other professional opportunities.

Also effective October 31, 2011, Scott R. Jensen, the Company’s Chief Financial Officer, assumed the additional role of Chief Accounting Officer. Mr. Jensen will also continue as the Company’s Treasurer. Prior to his re-appointment as Chief Financial Officer on June 3, 2011, Mr. Jensen, age 44, had served as Chief Accounting Officer of the Company since April 2011. He has been the Company’s Treasurer since July 2008. He also previously served as Chief Financial Officer of the Company from July 2008 until April 2011, as Controller and Vice President of Corporate Finance from 2007 until 2008 and as Director of Finance from 2004 to 2007. From 2002 to 2004, Mr. Jensen was the manager of financial planning and analysis at the Mirro Co. (a division of Newell Rubbermaid). Mr. Jensen is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: November 4, 2011	By:	Neal R. Verfuerth
Neal R. Verfuerth
Chief Executive Officer